Exhibit 10.2

AMENDMENT TO TOKEN RIGHT

This AMENDMENT TO TOKEN RIGHT (this “Amendment”) is entered into as of March 24, 2026, by and between La Rosa Holdings Corp., a Nevada corporation (the “Company”), and ATW AI Infrastructure IIIB LLC (the “Holder”).

WHEREAS, the Company issued to the Holder that certain Right to Receive Tokens (the “Original Right”) on November 12, 2025;

WHEREAS, the Original Right provides, in part, that the Holder is entitled to receive twenty-five percent (25%) of any and all Tokens (as defined in the Original Right) purchased by the Company on and after the Issuance Date using the net proceeds of any Other Financing (as defined in the Original Right);

WHEREAS, pursuant to Section 8 of the Original Right, the Original Right may be modified or amended, or the provisions thereof waived, with the written consent of the Company and the Holder; and

WHEREAS, the Company and the Holder desire to amend the Original Right as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

1. Amendment to Preamble. The preamble of the Original Right is hereby amended and restated in its entirety as follows:

“La Rosa Holdings Corp., a Nevada corporation (the “Company”), hereby certifies that ATW AI Infrastructure IIIB LLC, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to receive from the Company, upon exercise of this Right to Receive Tokens (including any Right to Receive Tokens issued in exchange, transfer or replacement hereof) (the “Right”), at any time or times on or after the date that is the sixtieth (60th) day after the Issuance Date (the “Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), a number of Tokens equal to (i) fifty percent (50%) of any and all Tokens purchased by the Company on and after the Issuance Date using the net proceeds of each Closing (as defined in the Securities Purchase Agreement) pursuant to and as required by that certain securities purchase agreement, dated as of November 12, 2025, by and among the Company and the investor thereto (as it may be amended from time to time, the “Securities Purchase Agreement”) and (ii) fifty six and one quarter percent (56.25%) of any and all Tokens purchased by the Company on and after the Issuance Date using the net proceeds of any Other Financing (as defined below) ((i) and (ii) collectively, the “Right Tokens”). The Company agrees and acknowledges that the number of Right Tokens subject to this Right shall be determined from time to time and no less frequently than upon the occurrence of each Closing (as defined in the Securities Purchase Agreement) or the closing of any Other Financing on or after the Issuance Date and, in any case, no less than weekly at the reasonable request of the Holder. Except as otherwise defined herein, capitalized terms in this Right shall have the meanings set forth in Section 16.”

2. No Further Amendment. Except as amended by this Amendment, the Original Right remains unaltered and shall remain in full force and effect.

3. Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with Section 10 of the Original Right.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures delivered by electronic mail (including as a PDF file) or other transmission method shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, each of the Company and the Holder has caused this Amendment to be executed and delivered by its officer thereunto duly authorized as of the date first above indicated.

COMPANY
LA ROSA HOLDINGS CORP.

By:
Name:	Joseph La Rosa
Title:	Chief Executive Officer

HOLDER
ATW AI INFRASTRUCTURE IIIB LLC

By:
Name:	Antonio Ruiz-Gimenez
Title:	Managing Partner

[Signature Page to Amendment to Token Right]